                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 11, 2002
                                                 ---------------


                      PHOENIX WASTE SERVICES COMPANY, INC.
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             (Exact name of registrant as specified in its charter)


    Delaware                     0-27832                      22-3755400
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(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)              Identification No.)
incorporation)


60 Park Place, Suite 509, Newark, New Jersey                     07102
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  (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   --------------


                                      N/A
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         (Former name or former address, if changed since last report.)





PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019

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Item 5. Other Events


On April 11, 2002 Phoenix Waste Services Company, Inc. (the "Company") entered into a Stock Purchase Agreement with Lester Bulawa and Urszula Bulawa (the "Sellers") to purchase from the Sellers all of the outstanding shares of LU Transport Inc. ("LU"), an Illinois corporation. A closing is anticipated within 60 days, subject to the Company's due diligence investigation. Upon the completion of this acquisition, the Company expects to have annual revenues of approximately $100,000,000 and an EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $10,000,000.

LU, located in Chicago, Illinois, is a long haul transporter of municipal solid waste in the Chicago and New York areas to designated landfills. For the calendar year 2001, LU had revenues (unaudited) in excess of $20,000,000.


Item 7. Financial Statements and Exhibits

         (c)      Exhibits

                  2.0 Stock Purchase Agreement By and Between Phoenix Waste Services Company, Inc. and Lester Bulawa and Urszula Bulawa, dated April 10, 2002 (without schedules).


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 18, 2002


                                            PHOENIX WASTE SERVICES COMPANY, INC.
                                            (Registrant)



                                            By /s/ Richard L. Franks
                                              ----------------------------------
                                              Richard L. Franks, Vice-President,
                                                  General Counsel, Secretary